SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 15, 2002
(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California  95054
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:  (408) 878-6500

Item 5.    Other Events.

By letter dated November 15, 2002, Riverstone Networks, Inc. (the “Company”) received notification from Nasdaq that the Company had regained compliance with the minimum bid requirement for continued listing on the Nasdaq National Market because the closing bid price of the Company’s common stock had been at $1.00 per share or greater for at least 10 consecutive trading days since the October 7, 2002. As previously reported, on October 7, 2002, the Company had received notification from Nasdaq that for 30 consecutive trading days, the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq National Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 18, 2002

RIVERSTONE NETWORKS, INC.

By	/s/ Robert Stanton
Name: Robert Stanton Title: Executive Vice President and Chief Financial Officer